KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (Dollars In Thousands Except Per Unit Amounts)

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                                                                         Three Months Ended June 30,
                                                                        -----------------------------
                                                                            2006             2005
                                                                        ------------     ------------
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Weighted average number of limited partners'units on which limited partners' net income per unit is based:
Basic................................................................    221,813,433      209,220,246
Add:  Incremental units under common unit option plan and under contracts to issue units depending on the market price of the units
  at a future date...................................................        336,603          245,195
                                                                        ------------     ------------
Assuming dilution....................................................    222,150,036      209,465,441
                                                                        ============     ============

Calculation of Limited Partners' interest in Net Income:
Net Income...........................................................   $    247,061     $    221,826
Less:  General Partner's interest in Net Income......................       (130,156)        (117,253)
                                                                        ------------     ------------
Limited Partners' interest in Net Income.............................   $    116,905     $    104,573
                                                                        ============     ============

Limited Partners' Net Income per unit:
Basic................................................................   $       0.53     $       0.50
Diluted..............................................................   $       0.53     $       0.50



                                                                         Six Months Ended June 30,
                                                                        -----------------------------
                                                                            2006           2005
                                                                        ------------     ------------
Weighted average number of limited partners' units on which limited partners' net income per unit is based:
Basic................................................................    221,286,347      208,378,724
Add:  Incremental units under common unit option plan and under contracts to issue units depending on the market price of the units
  at a future date...................................................        331,350          150,432
                                                                        ------------     ------------
Assuming dilution....................................................    221,617,697      208,529,156
                                                                        ============     ============


Calculation of Limited Partners' interest in Net Income:
Net Income...........................................................   $    493,770     $    445,447
Less:  General Partner's interest in Net Income......................       (259,684)        (228,980)
                                                                        ------------     ------------
Limited Partners' interest in Net Income.............................   $    234,086     $    216,467
                                                                        ============     ============

Limited Partners' Net Income per unit:
Basic................................................................   $       1.06     $       1.04
Diluted..............................................................   $       1.06     $       1.04

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